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                                    EXHIBIT G

                            BORROWER PLEDGE AGREEMENT

               This PLEDGE AGREEMENT (this "AGREEMENT") is dated as of March 22, 1995 and entered into by and between [ ] ("PLEDGOR"), and [ ], in its capacity as collateral agent for the Lenders and the Loan Agents under the Credit Agreement (all such capitalized terms being used as defined below) (in such capacity, together with all successors from time to time acting in such capacity, "COLLATERAL AGENT"; and the Lenders and the Loan Agents (including the Collateral Agent) being the "SECURED PARTIES").

                             PRELIMINARY STATEMENTS

               A. Pledgor and each of [ ], as borrowers, the financial institutions described therein (the "Lenders"), and [ ], as administrative agent, agent and collateral agent for the Lenders, are parties to that certain Revolving Credit Agreement of even date herewith (said Revolving Credit Agreement, as it may hereafter be modified, supplemented or amended from time to time, being the "CREDIT AGREEMENT"); capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

               B. Pledgor is the beneficial owner of the shares of stock (the "NEWMONT PLEDGED SHARES") described in Schedule I annexed hereto issued by Newmont Mining Corporation, a Delaware corporation ("Newmont") (which total number of shares represents those shares the certificates for which will be delivered hereunder on the Effective Date) and may, from time to time, become the legal and beneficial owner of Borrower's Other Margin Stock (the Newmont Pledged Shares, together with any Borrower's Other Margin Stock, being the "PLEDGED SHARES") and/or Borrower's U.S. Government Securities.

               C. It is a condition precedent to the effectiveness of the Credit Agreement that Pledgor, among other things, shall have executed and delivered this Agreement pledging the Pledged Shares to secure Pledgor's obligations under the Loan Documents.

               NOW, THEREFORE, in consideration of the premises and in order to induce Collateral Agent, the other Loan Agents and the Lenders to enter into the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Collateral Agent as follows:

               SECTION 1. PLEDGE OF SECURITY. Pledgor hereby pledges and assigns to Collateral Agent, and hereby grants to Collateral Agent a security interest in, all of Pledgor's right, title and interest in and to the following (the "PLEDGED COLLATERAL"):
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                 (a)      the Newmont Pledged Shares and the certificates
representing the Pledged Shares and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to the Newmont Pledged Shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Newmont Pledged Shares;

                 (b) all shares of stock of any issuer of Borrower's Other Margin Stock listed in any Pledge Amendment (as defined in Section 6(b) below) executed and delivered from time to time by Pledgor to Collateral Agent (which shares shall be deemed to be part of the Pledged Shares and the Pledged Collateral and shall so continue to secure payment of the Secured Obligations (as defined below) notwithstanding that at any moment such shares may be the subject of notification or other withdrawal of approval by the Administrative Agent or any Lender under Section 1.01(c)(i) of the Credit Agreement), in the event that any of the foregoing are certificated, the certificates or other instruments representing such shares, and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

                 (c) all securities or obligations being Borrower's U.S. Government Securities listed in any Pledge Amendment executed and delivered from time to time by Pledgor to Collateral Agent (which securities and obligations shall be deemed to be part of the Pledged Collateral and shall so continue to secure payment of the Secured Obligations notwithstanding that at any moment such securities or obligations may be the subject of notification or other withdrawal of approval by the Administrative Agent or any Lender under
Section 1.01(c)(i) of the Credit Agreement), in the event that any of the foregoing are certificated, the certificates or other instruments representing such securities or obligations, and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such securities or obligations, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities or obligations; and

                 (d) to the extent not covered by clauses (a), (b) and (c) all proceeds of any or all of the foregoing Pledged Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, proceeds of any indemnity or guaranty payable to Pledgor or Collateral Agent from time to time with respect to any of the Pledged Collateral.

                 SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether by demand, by required prepayment, declaration, acceleration or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11

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U.S.C. Section 362(a)), of all obligations and liabilities of every nature of
Pledgor now or hereafter existing under or arising out of or in connection with the Credit Agreement and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Pledgor, would accrue on such obligations), or otherwise, whether or not owed alone or jointly with any other Person on any account, whether current or otherwise, whether actual or contingent and whether as principal debtor, guarantor, surety or otherwise, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Collateral Agent or any Secured Party as a preference, fraudulent transfer or otherwise, (all such obligations and liabilities being the "UNDERLYING DEBT"), and all obligations of every nature of Pledgor now or hereafter existing under this Agreement (all such obligations of Pledgor, together with the Underlying Debt, being the "SECURED OBLIGATIONS").

                 SECTION 3. DELIVERY OF PLEDGED COLLATERAL; PERFECTION. (a) All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Collateral Agent. Collateral Agent shall have the right, at any time after the occurrence and during the continuation of a Default or Event of Default in its discretion and without notice to Pledgor, to transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 7(a), and in the case of the Newmont Pledged Shares, any applicable restrictions set forth in the Standstill Agreement (which, for purposes of this Agreement, shall have the meaning set forth in the Credit Agreement but as such Standstill Agreement is in effect on the Effective Date or as it may be amended or otherwise varied in accordance with Section
6.03 (b) of the Credit Agreement). In addition, Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

                 (b) Pursuant to Sections 8-301, 8-313, 8-320 and 8-321 of the Uniform Commercial Code (the same, in effect in the State of New York or any other relevant jurisdiction being the "Code") and any provisions of the Code of Federal Regulations which are applicable to securities the transfer of which is effected by a notation on the books of a Federal Reserve Bank or a financial intermediary, Pledgor shall take all steps as may be required to effect the transfer of such Pledged Collateral to the account of Collateral Agent (or its custodian or other agent) and to ensure the validity and perfection of Secured Parties' security interest in such Pledged Collateral.

                 SECTION 4. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

                 (a) Due Authorization, etc. of Pledged Collateral. All of the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.





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                 (b)      Description of Pledged Collateral.  The Newmont
Pledged Shares constitute certain of the issued and outstanding shares of stock of Newmont beneficially owned by Pledgor as of the date hereof. Except as set forth in the Standstill Agreement, there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares.

                 (c) Ownership of Pledged Collateral. Pledgor is the beneficial owner of all of the Newmont Pledged Shares and Quantum Parent is the legal and record owner of all such shares and Pledgor is not the legal owner of any Newmont Pledged Shares. Pledgor is the legal, record and beneficial owner of all of the other Pledged Collateral. All of the Pledged Collateral is owned by Pledgor (as described in this Section 4(c)) free and clear of any Liens, except for the security interest created by this Agreement and, in the case of the Newmont Pledged Shares, the restrictions created by the Standstill Agreement.

                 (d) Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or Newmont or any other issuer of the Pledged Shares is required for either (i) the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement and the grant by Pledgor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Pledgor or (ii) the exercise by Collateral Agent of the voting or other rights, or the remedies in respect of the Pledged Collateral, provided for in this Agreement (except as may be required in connection with a disposition of Pledged Collateral by laws affecting the offering and sale of securities generally).


                 (e) Perfection. Upon performance by Pledgor of its covenants set forth in Section 3 and compliance by Collateral Agent (or its custodian or agent) with any steps which only it (rather than Pledgor) may take necessary for the perfection of a security interest in any of the Pledged Collateral, the pledge of the Pledged Collateral pursuant to this Agreement will create a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Secured Obligations.

                 (f) Margin Regulations. The pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                 (g) Other Information. All information heretofore, herein or hereafter supplied to Collateral Agent by or on behalf of Pledgor with respect to the Pledged Collateral is accurate and complete in all respects.

                 SECTION 5.  TRANSFERS AND OTHER LIENS; ETC.  Pledgor shall:

                 (a) not (i) sell, transfer, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, except as permitted in Section 6.04 of the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Pledged





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Collateral, except for the security interest under this Agreement and any other
Lien permitted under the Credit Agreement (including, without limitation, the restrictions of the Standstill Agreement); provided that in the event Pledgor makes an asset disposition permitted by the Credit Agreement, Collateral Agent shall release the Pledged Collateral that is the subject of such asset disposition to Pledgor free and clear of the Lien and security interest under this Agreement concurrently with the consummation of such disposition;
provided further that, as a condition precedent to such release, Collateral Agent shall have received evidence that arrangements satisfactory to it have been made either for delivery to Collateral Agent or Administrative Agent of the Net Cash Proceeds of Sale of such disposition or for the delivery of substitute collateral as described in the proviso to Section 3.02(c) of the Credit Agreement;

                 (b) promptly deliver to Collateral Agent all written notices received by it with respect to the Pledged Collateral; and

                 (c) pay promptly when due all taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Pledged Collateral, except to the extent the validity thereof is being contested in good faith; provided that Pledgor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against Pledgor or any of the Pledged Collateral as a result of the failure to make such payment.

                 SECTION 6. FURTHER ASSURANCES; PLEDGE AMENDMENTS. (a) Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Collateral Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Notwithstanding any provision of this Agreement or any other Loan Document, neither the Collateral Agent nor any agent appointed by it shall execute or file (nor shall it permit any other person to execute or file), in the name of Pledgor, any Uniform Commercial Code financing statements or similar instruments in any jurisdiction of the United States without the prior written consent of Pledgor.

                 (b) Pledgor further agrees that it will, as a condition precedent to any shares of stock becoming Borrower's Other Margin Stock or any securities or obligations becoming Borrower's U.S. Government Securities, deliver to Collateral Agent a Pledge Amendment, duly executed by Pledgor, in substantially the form of Schedule II annexed hereto (each a "PLEDGE AMENDMENT"), in respect of such Pledged Shares or such securities or obligations to be pledged pursuant to this Agreement. Pledgor hereby authorizes Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares and all U.S. Borrower's U.S. Government Securities listed on any Pledge Amendment delivered to Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.





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                 SECTION 7.  VOTING RIGHTS; DIVIDENDS; ETC.

                 (a)      Subject to Section 7(b):

                 (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement or otherwise in a manner prejudicial to the interests of the Secured Parties under this Agreement. It is understood, however, that none of (A) the voting by Pledgor of any Pledged Shares for or Pledgor's consent to the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, or (B) Pledgor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement, or
         (C) in the case of the Newmont Pledged Shares, the voting by Pledgor of any Newmont Pledged Shares consistent with Pledgor's obligations set forth in the Standstill Agreement shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 7(a)(i);

                 (ii) Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all dividends, interest and similar earnings paid in respect of the Pledged Collateral; provided that any and all (A) dividends, interest and similar earnings paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, and (B) dividends paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution of the issuer thereof or in connection with a reduction of capital, capital surplus or paid-in- surplus of the issuer thereof and cash paid, payable or otherwise distributed in respect of principal or in redemption of or in exchange for any Pledged Collateral, shall, in each case, be, and shall forthwith be delivered to Collateral Agent to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust and/or on behalf of and for the benefit of Collateral Agent,shall be segregated from the other property or funds of Pledgor and shall forthwith be paid over to Collateral Agent as Pledged Collateral in the same form as so received (with all necessary endorsements); and

                 (iii) Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, dividend payment orders and other instruments as Pledgor may from time to time reasonably request for the purpose of enabling Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to Section 7(a)(i) above and to receive the dividends, principal, interest or other earnings payments which it is authorized to receive and retain pursuant to Section 7(a)(ii) above.

                 (b) Upon the occurrence and during the continuation of an Event of Default, but subject, in the case of the Newmont Pledged Shares, to the delivery of the letter described in Section 4.01(h)(ii) of the





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Credit Agreement wherein it is agreed that the Secured Parties will be bound by the terms of the Standstill Agreement:

                 (i) all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, subject, in the case of the Newmont Pledged Shares, to any applicable restrictions set forth in the Standstill Agreement;

                 (ii) all rights of Pledgor to receive the dividends, interest or other earnings payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, interest and other earnings payments; and

                 (iii) all dividends, principal, interest or other earnings payments which are received by Pledgor contrary to the provisions of
         Section 7(b)(ii) shall be received in trust and/or on behalf of and for the benefit of Collateral Agent, shall be segregated from the other property or funds of Pledgor and shall forthwith be paid over to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

                 (c) In order to permit Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 7(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under Section 7(b)(ii), Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Collateral Agent all such proxies, dividend payment orders and other instruments as Collateral Agent may from time to time reasonably request.

                 SECTION 8. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. Pledgor hereby irrevocably appoints Collateral Agent as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Collateral Agent or otherwise, from time to time in Collateral Agent's discretion to take any action and to execute any instrument that Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement.

                 SECTION 9. COLLATERAL AGENT MAY PERFORM. If Pledgor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by Pledgor under Section 13(b).

                 SECTION 10. STANDARD OF CARE. The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its





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possession, the accounting for moneys actually received by it hereunder and, in the case of the Newmont Pledged Shares (so long as there has been no amendment or variation or other action of the kind described in Section 7.08(b) of the Credit Agreement of the acknowledgement of Newmont described in Section 4.01(h)(iii) of the Credit Agreement) Collateral Agent's compliance with applicable restrictions set forth in the Standstill Agreement, Collateral Agent shall have no duty as to any Pledged Collateral. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property consisting of negotiable securities, it being understood that (a) Collateral Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Collateral Agent has or is deemed to have knowledge of such matters (other than providing Pledgor with notice thereof if Collateral Agent actually receives notice of any such action), (ii) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any parties with respect to any Pledged Collateral, (iii) taking any necessary steps to collect or realize the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Pledged Collateral or (iv) initiating any action to protect the Pledged Collateral against the possibility of a decline in market value and (b) certificates or instruments representing the Pledged Shares may be delivered to and held by other Persons as agents of Collateral Agent; provided that Collateral Agent shall not be relieved of its duty of care hereunder in any such case.

                 SECTION 11.  REMEDIES.

                 (a)(i) If any Event of Default shall have occurred and be continuing, Collateral Agent may (subject, in the case of the Newmont Pledged Shares, to any applicable restrictions set forth in the Standstill Agreement) exercise in respect of the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Pledged Collateral), and Collateral Agent may also in its sole discretion, without notice except as specified in Section 11(a)(iv) and, in the case of the Newmont Pledged Shares, as required by the Standstill Agreement, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral.

                 (ii) Collateral Agent may be the purchaser of any or all of the Pledged Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Party (but not any Secured Parties or Secured Parties in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of





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the Secured Obligations as a credit on account of the purchase price for any
Pledged Collateral payable by Collateral Agent at such sale.

              (iii) Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

              (iv) Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

              (v) Pledgor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Secured Obligations, Pledgor shall be liable for the deficiency and the fees of any attorneys employed by Collateral Agent to collect such deficiency.

              (b) (i) In the case of the Newmont Pledged Shares, Collateral Agent recognizes that there may be certain restrictions on the rights and remedies otherwise available to it and the Secured Parties due to the operation of the Standstill Agreement. Collateral Agent, on behalf of itself and each other Secured Party, hereby further acknowledges that, in connection with the exercise by Collateral Agent of rights under this Agreement with respect to such Pledged Collateral, Collateral Agent has reviewed the Standstill Agreement, and agrees to be bound by the terms of the Standstill Agreement in connection with the exercise of any and all rights with respect to the voting or disposition of, or in any other way relating to, such of the Pledged Collateral as constitutes or relates to the Newmont Pledged Shares.

                   (ii) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the "SECURITIES ACT"), and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without





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limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

              (c) If Collateral Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, Pledgor shall from time to time furnish to Collateral Agent all such information as Collateral Agent may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

              SECTION 12. APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, all proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of Collateral Agent, be held by Collateral Agent as Pledged Collateral for, and/or then, or at any time thereafter, applied in full or in part by Collateral Agent against, the Secured Obligations in the following order of priority:

              FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, and all amounts for which Collateral Agent is entitled to indemnification hereunder and all advances made by Collateral Agent hereunder for the account of Pledgor, and to the payment of all costs and expenses paid or incurred by Collateral Agent in connection with the exercise of any right or remedy hereunder, all in accordance with Section 13;

              SECOND: To the payment of all other Secured Obligations in such order as Collateral Agent shall elect; and

              THIRD: To the payment to or upon the order of Pledgor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

              SECTION 13.  INDEMNITY AND EXPENSES.

              (a) Pledgor agrees to indemnify Collateral Agent and each Secured Party from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement),





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except to the extent such claims, losses or liabilities result solely from
Collateral Agent's or such Secured Party's gross negligence or wilful misconduct as finally determined by a court of competent jurisdiction.

              (b) Pledgor will pay to Collateral Agent upon demand the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Collateral Agent may incur in connection with (i) the administration of this Agreement (subject to the proviso to Section 10.01 of the Credit Agreement), (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

              SECTION 14. CONTINUING SECURITY INTEREST; TRANSFERS BY SECURED PARTIES. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of all Secured Obligations and the cancellation or termination of Pledgor's respective Borrower's Total Facility, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors, transferees and assigns; provided that any assignment by Collateral Agent is made in accordance with the provisions of the Credit Agreement. Without limiting the generality of the foregoing clause (c), but subject to the provisions of Sections 1.11(d)(ii) and 10.16 of the Credit Agreement, any Secured Party may assign or otherwise transfer all or any part of its rights and obligations under the Loan Documents to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Secured Parties herein or otherwise. Upon the indefeasible payment in full of all Secured Obligations and the cancellation or termination of Pledgor's respective Borrower's Total Facility, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgor. Upon any such termination Collateral Agent will, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Collateral Agent, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

              SECTION 15. AMENDMENTS; ETC. No amendment of this Agreement (other than a Pledge Amendment) shall be effective unless the same shall be in writing and signed by all of the parties hereto. No waiver of any provision of this Agreement, or consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

              SECTION 16. NOTICES. Any notice or other communication herein required or permitted to be given shall be given in the manner provided for in
Section 10.03 of the Credit Agreement, in each case addressed to the parties at their respective address set forth on the signature pages thereto or at such other





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address as either of them may designate by written notice to the other in accordance with the Credit Agreement.

              SECTION 17. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

              SECTION 18. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

              SECTION 19. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

              SECTION 20. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

              SECTION 21. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                  [Remainder of page intentionally left bank]





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                 IN WITNESS WHEREOF, Pledgor and Collateral Agent have caused this Agreement to be duly executed and delivered as of the date first written above.


EXECUTED and DELIVERED                     )
as a Deed for and on behalf of             )
                                           )
                                           )
                                           )
by                                         )
in the presence of:                        )
                                           )
                                           )
                                           )
                                           )



                          ,
AS COLLATERAL AGENT

By:   ______________________________

Name:

Title:   Director





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